Winner WINNER MEDICAL





Stock Symbol:	WMDG (OTC BB)
Recent Stock Price:	$1.70
52 Week Range:	$1.35 - $5.00
Shares Outstanding:	44.7 Million
Market Capitalization:	$76.04 Million
Fiscal Year End	September 30
EPS (FY 2007):	$0.13

Price as of February 15, 2008
Source: Bloomberg







Company Description - Winner Medical Group, Inc., (OTC BB: WMDG) is a leading manufacturer and the largest exporter by volume in the medical dressing industry (medical and wound care products) in China. Headquartered in Shenzhen, the Company has eight wholly-owned manufacturing and distribution facilities, three joint-venture factories and over 5,000 employees. The Company engages in the research, development, manufacture and sale of medical care products, wound care products, home care products and PurCotton products, nonwoven fabric made from 100% natural cotton. The products are sold world-wide, with Europe, the US and Japan serving as its top three markets. The Company currently holds 38 patents and patent applications in various products and manufacturing processes and is one of the few Chinese companies licensed with the US Food and Drug Administration (FDA) to ship finished, sterilized products directly to the US market.

Following a reverse merger, Winner Medical Group began trading under the symbol WMDG (OTC BB) in December 2005.

Investment Highlights

Solid revenue growth with a strong focus on profitability - Winner Medical Group has consistently achieved robust revenue growth. From 2002-2007, the Company's revenue achieved a 28.1% CAGR. For the fiscal year ended September 30, 2007, Winner Medical reported revenue of $70.28 million, a 10% year-over-year increase. The gross margin and net margin for FY07 maintained stable at 25% and 8%, respectively. As of September 30, 2007, accounts receivable was $11.28 million, and the average accounts receivable collection period was 48.12 days.

Increasing Top Line


US$ m
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The Company raised its sales price for almost all of its medical and wound care products by a range of 5% - 10% in 2007. Meanwhile, the Company sought to consolidate its product portfolio to optimize the operational efficiency. The revenue sources will evolve toward a heavier contribution from the growing wound care product segment and a smaller proportion of sales from non-core and lower growth product lines. For FY07, the medical care, wound care and home care segments accounted for approximately 70%, 18% and 5% of the Company's total revenue, respectively. Wound care and PurCotton products will be the Company's core growth drivers over the medium to long-term.



Established international distribution network; strong market leadership position - According to the PRC Ministry of Commerce website, Winner Medical was the largest exporter by volume in China's medical dressing (medical and wound care products) industry for the first 10 months of 2006 and has maintained its position as the #1 exporter of medical dressing products (medical and wound care products) since 2002. Based on data from the China Statistical Year Book, China exported $581 million worth of medical dressing products in 2006, implying that Winner Medical accounted for approximately 10% of the country's export market share.

Winner Medical has consistently strengthened its overseas market penetration, while also expanding its high-growth domestic market position. The Company has a broad base of customers and over 16 years of business relationships with leading multinational medical producers and distributors. Currently, Winner Medical produces OEM products for clients such as Molnlycke Healthcare, Medeco B.V., Covidien and BSN Medical. The Company is one of the few Chinese companies that received FDA approval to directly export certain sterilized products to the US.

In the developed markets, the Company is aggressively marketing the "Winner Medical" corporate brand as a complete procurement solution for customers. For developing markets such as Asia, the Middle East and South America, the Company will focus on marketing the "Winner" branded products.

Scalable business model in strong growth segments – Winner Medical offers a comprehensive product portfolio, ranging from PurCotton products to medical care products, wound care products and home care products. Most of the products have been licensed in the EU and have received Certificates of Foreign Manufacture. With its comprehensive product portfolio, extensive overseas distribution network across Europe, the US and Japan and broad base of customers, Winner Medical has shaped a scalable business model that creates ample product cross-selling opportunities.

The Company aims to serve as a complete procurement provider for its customers - a trusted "one-stop-shop." To that end, it employs a range of processes, including bleaching, folding, packaging and sterilization, in order to produce an integrated portfolio of products. Winner Medical handles the full manufacturing process, from raw material procurement to finished product production. The integrated service offering, together with the expanding production capacity, further fuels Winner Medical's scalable business model to provide its customers with specialized products intended to address multiple customer needs and meet the growing demand for medical supplies.



Revenue Expansion Opportunities - Eco-friendly products PurCotton opens new markets that drives further growth - Winner Medical is committed to sustainability princples of developing eco-friendly products. The launch of PurCotton in late 2007, a non-woven fabric made of 100% natural cotton has the superior characteristics of natural cotton material, but are made using non-woven technology. It is a more Eco –friendly products than synthetic non-woven products, with the qualities of non-allergenic and fully biodegradable, while it has the advantages of lower manufacturing cost and reduced production time as compared to woven products. PurCotton also possesses the important advantage of being lint-free, eliminating the dangers of lint being left in a patient's body. Over the long run, we believe that PurCotton will gradually replace woven gauze and other non-woven products; the Company has already patented the manufacturing process that drives production costs lower than the woven cotton products.

MACRO VIEW OF MEDICAL DISPOSAL SUPPLY MARKETS

Market demand for medical disposable products in developed countries is expected to grow at a single digit rate over the next few years as a result of aging population. Hospitals are increasingly seeking to reduce their costs and are seeking alternative products to improve efficiency. Non-woven products are expected to be the largest and fastest growing segment within the medical disposables market.

MACRO VIEW OF NON-WOVEN MARKETS


Surgical Sealants, Glues & Wound Closure Global Market, 2006-2011
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REST OF WORLD
LATIN AMERICA
BENELUX
SPAIN
ITALY
FRANCE
UK
GERMANY
JAPAN
USA

The non-woven industry is consistently pressured to enhance product performance and simultaneously lower costs.

Sustainable development and Eco-friendly consciousness and raw material price surges have created an opportunity for cotton in the non-wovens industry, especially within the wipes market, where cotton has better absorbency and strength.

PurCotton products are considered non-allergenic and fully biodegradable; it is anticipated that consumers will prefer natural cotton to synthetics in personal care.

MARKET OPPORTUNITIES



The demand for medical supplies is rising globally - The demand for disposable medical supplies in the US is anticipated to grow at the rate of 5% p.a., reaching $70.4 billion in 2011 (according to Freedonia). The aging segment of the population and the related epidemiological patterns are expected to drive this demand. Surgical drapes and gowns are viewed to be the best sales gainers within the non-woven medical disposables space. Japan's medical device market is also expected to grow, and is estimated to be in excess of $25 billion, according to Pacific Bridge Medical. The market for disposable surgical drapes and gowns in Europe has been seen modest growth in recent years. In China, the demand for disposable medical products has grown 14% annually since 1990. The total Chinese market for medical devices is estimated to be $8 billion.

The worldwide demand for personal wipes has grown at an annual rate of 7% over the past years. The US baby wipes market alone reached more than $850 million in 2006. Synthetic materials, such as viscose and polyester fibers, have dominated the spunlace wipes market for years. Facial cleansing provides another application for spunlace pure cotton. In Japan, sales of deodorant wipes reached $128 million in 2006, as they are easy to carry and convenient to use.

CORPORATE OVERVIEW



On December 16, 2005, the Company completed a reverse acquisition transaction with Winner Group Limited. Winner Group Limited thereby became the Company's wholly-owned subsidiary, and the former stockholders of Winner Group Limited became the Company's controlling stockholders. Upon closing of the reverse acquisition, the Company's executive officers were replaced by the Winner Group Limited executive officers.

Winner Medical's business consists of the research and development, manufacturing and marketing of medical dressings and medical disposables. The Company has eight wholly-owned operating subsidiaries and three joint venture factories, and established several integrated manufacturing and processing lines for core products. The Company's product offerings include medical care products, wound care products, home care products and PurCotton products.

Winner Medical produces OEM products for major multinational medical producers and distributors and generates majority of its sales through its OEM channel. It is also one of the few Chinese companies to have received FDA approval to directly export sterilized products to the US. In developing countries, the Company sells its products under the "Winner" brand name.

PRODUCT OVERVIEW



Marketed Product Portfolio - Winner Medical products can be divided into the following categories:

- **Medical care**: include operating room products, procedural packs, protective products and gauze
- **Wound care**: include dressing pads, cotton products, retention products and dental products
- **Home care**: include cosmetic products, handkerchiefs, sweat pads and bathing sets
- **PurCotton**: include jumble rolls as consumer raw materials, operating room towels, lap sponges, swabs and surgical gowns

PurCotton - In late 2007, the Company launched PurCotton, a non-woven fabric made of 100% natural cotton. The PurCotton non-woven products have the superior characteristics of natural cotton material, but are more natural, safe, strong, durable, healthy, Eco-friendly, and of higher quality than woven cotton or synthetic non-woven fabric. More importantly, due to the spunlace non-woven process used to manufacture PurCotton, the risk of lint residuals, which are dangerous if left in patient's body, is substantially reduced. The Company also patented the spunlace non-woven manufacturing process for medical dressings, hygienic products, home care, and operating rooms.

COMPETITIVE ADVANTAGES



Scalability - Winner Medical is the largest medical dressing and wound care manufacturer in China, with vertically integrated and extensive production capacities in Hubei; it is also China's largest exporter of medical care and wound care products by volume. The Company accounts for approximately 10% of the medical care and wound care products exported from China. Winner Medical offers vertically integrated services, and manages the manufacturing process from its raw material to its finished product stage, while maintaining high quality control. Winner Medical products are exported to Europe, North America and Asia, with major international brands as clients. This broad base of customers offers extensive cross-selling opportunities.

Top-tier clients recognize Winner Medical's premium quality - The majority of Winner Medical's business is generated from OEM exports to leading international brand-name companies in the US, Europe and Japan, such as Molnlycke Healthcare (Sweden), Covidien (US), Artsana (Italy), NHS (UK), BSN Medical (Germany) and Medeco (Netherlands). These OEM customers employ high quality standards, and the Company is proud to be one of the few to receive FDA approval to export sterilized products to the US directly. Currently, over 90% of the Company's products have obtained EU CE certificates. There are also 30 types of products registered and listed with the FDA in the US, among those are the sterilization pouches and face masks have got 510K (US FDA) certificates. The Japanese certificates, which are awarded to individual factories, have been granted to Winner Medical's Shenzhen factory, Jiayu Factory, and Chongyang Factory, which are all factories qualified and entitled to export products to Japan.



Focused R&D on cost effective eco-friendly products that meets sustainability principles - The PurCotton manufacturing process eliminates the whole spinning and weaving procedure -- a step necessary for woven textile -- resulting in manufacturing costs that are discounted compared to traditional textile and that are a slight premium over synthetic fabric. However, as the cost of oil surges, the price for non-woven synthetic products that contain polyester will increase and reduce the price gap against PurCotton. The new technology employed by Winner Medical will lower production costs by eliminating approximately 90% of labor costs and significantly reducing production lead time from 2-3 months for the traditional woven products to less than 10 days for PurCotton. Japanese clients have already placed orders and the U.S. customer is placing trial order for the PurCotton jumble-roll products.

Extensive product portfolio with strong product pipelines to provide one-stop shopping - Winner Medical's comprehensive product line includes:

Medical care - including operating room products, procedural packs, protective products and gauze;

Wound care - including dressing pads, cotton products, retention products and dental products;

Home care - include cosmetic products, handkerchiefs, sweat pads and bathing sets; and

PurCotton - include jumble rolls as consumer raw materials, operating room towels, lap sponges, swabs and surgical gowns.

Customers from the US, Japan, and Europe are undergoing factory and production system verification and product quality testing for the innovative PurCotton products. The finished products, operating room towels and lap sponges, have been sent to hospitals in Europe and US for testing and validation. The Company's major products with EU CE certificates include gauze products, non-woven products, cotton products, surgical instruments, lap sponges, and dressing packs. Major Products with US FDA approval include gauze sponges, isolation gowns, and elastic bandages.



Vertically integrated production capacities to meet strong market demand - Winner Medical has shaped its integrated manufacturing lines to meet client preferences of procuring a range of products from a single trusted supplier. The Company's services range from raw material processing, bleaching, folding, packaging and sterilization to finished product delivery. They are adamant about maintaining stringent quality control throughout each stage. Winner Medical has 8 factories in the Hubei, Shenzhen and Huanggang, production plants in Hubei province are primarily focused on upstream manufacturing, and the facilities in Shenzhen are focused on higher value-added processing to finished products.

Strong and experienced management team - Winner Medical's Chairman and CEO, Mr. Jianquan Li, founded the Company in 1991 and has approximately 20 years' industry experience. The CFO, Mr. Xiuyuan Fang, joined the Company in 1999 and possesses extensive financial management, capital management and tax planning expertise. Both Mr. Li and Mr. Fang built invaluable knowledge base managing export businesses in China prior to joining Winner Medical. The Head of R&D, Mr. Yagang Xie, has 50 years' experience in chemical technology, weaving, dyeing and finishing. Ms. Wenqun Tan, Head of International sales, has extensive international sales experience. Winner Medical also has a team of high-quality mid-level management; general managers at each plant are required to have extensive industry experience prior to their appointment.

GROWTH STRATEGY



Consolidate product portfolio and customer mix to drive margin growth - Winner Medical is transitioning to the production of higher-margin products, such as its wound care products, reducing the relative contribution from lower growth products. Winner Medical markets products under the "Winner" brand name in developing markets, such as the Middle East, Asia and South America. In these markets, the Winner's products are generally more price-competitive than those from US, Japan or the EU. In the developed markets, Winner Medical positions and markets as total solutions of procurement.

Deepen penetration into existing OEM customers with new products in developed markets - Winner Medical is focused on expanding and furthering penetration into the leading international branded-product customers. These customers insist on high quality and are willing to pay a premium for it. OEM customers are offering increasingly customized products, with specialized design, manufacturing and packaging services, for their customers and depend on Winner Medical for this customization.

Market newly developed product of PurCotton to current clientele in developed markets - Currently, Japan and the U.S. appears to be the most fertile market for PurCotton products. Now in the testing phase, Winner Medical has installed equipment to monitor, report feedback and institute improvements in product characteristics for Japanese and US clients. Meanwhile, lab sponges, swabs and surgical gowns for the EU and US markets are in the testing phrase. Operating room towels and PurCotton swabs for the Australian clients are using in Australian hospitals.



Expand domestic distribution network to capitalize on the robust China market growth - The demand for disposable medical products in China has grown 14% annually since 1990. To capture the lucrative domestic market potential, Winner Medical continues to expand its headcount to support sales and distribution network expansion in China. Wound care, medical care and PurCotton products will be the primary products distributed in China. The Company has started direct sales to hospitals in Guangdong province, while also installing a distribution network outside Guangdong.

Innovative R&D capabilities with focus on developing new products meeting sustainability principles - Winner Medical's R&D efforts are aimed at finding new varieties of products, improving existing product quality and reducing production costs according to sustainability and eco-friendly principles. These new products include non-woven cotton spunlace products, self-adhesive bandages, elastic bandages, nano-antibacterial dressing pads. The patented PurCotton production process eliminates the whole spinning and weaving process -- a necessary step for woven textiles -- in turn lowering manufacturing costs. The new technology employed by Winner Medical will lower the production cost, eliminating approximately 90% of labor costs and significantly reducing production lead time, from 2-3 months for the traditional woven products to less than 10 days for the case of PurCotton.

Expand production capacity - Winner Medical's current production utilization rate are: Medical Care products: ~75-80%; wound care products ~40%; home care products: ~50%. The Company is positioned to enhance the production facility utilization in response to the rising market demand.

Mergers & Acquisitions - Winner Medical carefully considers opportunities in the industry to grow the Company through M&A; primary targets would most likely be companies with sound domestic distribution networks and/or strong R&D capabilities, technical know-how or products already licensed with FDA, CE or other authorities.

Management Profile

Jianquan Li - Mr. Li has served as our Chief Executive Officer, President and Director since December 16, 2005. Mr. Li is the founder of Winner Group and has served as its Chairman and CEO since its subsidiary company's formation in 1991. As Chairman and CEO, Mr. Li oversees the implementation of the business plan and is the key to developing the strategic vision. Mr. Li is a graduate of the Hubei Foreign Trade University, with a major in International Trade.

Xiuyuan Fang - Mr. Fang has been our Chief Financial Officer, Vice President and Treasurer since December 16, 2005, and our Director since January 7, 2006. Mr. Fang has been employed by Winner Group since 1999. Mr. Fang has served as Winner Group's director since 1999 and as a Vice President since 2001. Mr. Fang is a certified public accountant and has extensive experience in financial management, capital management and tax planning. He was responsible for Winner Group's financial management and capital management programs. He graduated from Zhongnan University of Economics and Law.

Yagang Xie - Mr. Xie has been our Head of R&D since September, 2006. Mr. Xie has been employed by Winner Group since 1995. Mr. Xie has 50 years' experience in chemical technology, weaving, dyeing and finishing. He was responsible for Winner Group's research and development of new products, new technology, new materials, and utilization of new equipments. He graduated from Donghua Universty.

Shousheng Li - Mr. Li has been our Head of Operations since October, 2007 and General Manager of our subsidiary Winner Medical & Textile Ltd. Chongyang since 2005. Mr. Li has been employed by Winner Group since 2000. Mr. Li has 30 years' experience in operation management. He was responsible for Winner Group's operation and production planning.

Wenqun Tan - Ms Tan has been our Head of International Sales since September, 2007. Ms Tan has been employed by Winner Group from 2002 to 2004 and from 2006 until now. Ms Tan has extensive experience in international sales. She was responsible for Winner Group's international sales outside of China. She graduated from University of Ballarat (MBA) and Guangdong University of Foreign Studies (Bachelors' degree).

Junxiong Zeng – Mr. Zeng has been our Head of Domestic Sales since July, 2007. Mr. Zeng has been employed by Winner Group since 2000. Mr. Zeng has experience in manufacturing, quality assurance and R&D; he has an extensive knowledge on our products. He was responsible for Winner Group's domestic sales within China.

SELECTED FINANCIAL DATA

Consolidated Statements of Income and Comprehensive Income

	Three months ended December 31	
	2007	2006
	(Unaudited) US$	(Unaudited) US$
Net sales	19,325,599	15,880,770
Cost of sales	(14,526,018)	(11,944,126)
Gross profit	4,799,581	3,936,644
Other operating income, net	51,551	103,639
Selling, general and administrative expenses	(3,583,820)	(2,501,626)
Income from operations	1,267,312	1,538,657
Interest income	10,478	5,662
Interest expense	(100,659)	(72,259)
Share of undistributed earnings in an equity investee	24,529	56,546
Income before income taxes and minority interests	1,201,660	1,528,606
Income taxes	(64,857)	(28,399)
Income before minority interests	1,136,803	1,500,207
Minority interests	25,273	(5,637)
Net income	1,162,076	1,494,570
Other comprehensive income		
Foreign currency translation difference	1,671,875	723,440
Comprehensive income	2,833,951	2,218,010
Net income per share		
- basic	0.03	0.03
- diluted	0.03	0.03
Weighted average common stock outstanding		
- basic	44,727,171	44,677,171
- diluted	44,852,550	44,685,504

Consolidated Balance Sheets

	December 31 2007	September 30 2007
	(Unaudited) US$	(Audited) US$
Total current assets	37,617,630	36,464,937
Total assets	88,654,532	85,121,335
Total current liabilities	24,471,857	24,085,690
Total liabilities	24,495,359	24,108,547
Total stockholders' equity	63,986,858	60,821,657

FORWARD-LOOKING STATEMENTS

This document contains certain statements that may include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding Winner Medical and its subsidiary companies' business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although Winner Medical believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Winner Medical's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Winner Medical's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward- looking statements attributable to Winner Medical or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, Winner Medical does not assume a duty to update these forward-looking statements.

INVESTOR CONTACTS

Peng Zhai, Investor Relations Specialist
Winner Medical Group Inc.
Winner Industrial Park,
Bulong Road, Longhua,
Shenzhen City, China
Phone: +86 (755) 2806-6858
peng.zhai@winnermedical.com

Pamela Leung
Taylor Rafferty
3213, Cosco Tower
183 Queen's Road Central,
Hong Kong
Phone: +(852) 3196-3712
winnermedical@taylor-rafferty.com

Delia Cannan
Taylor Rafferty
205 Lexington Avenue, 8th floor
New York, NY 10016
United States
Phone: +1 (212) 889-4350
winnermedical@taylor-rafferty.com